SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

                       Pursuant to Section 13 or 15(d) of
                       The Securities Exchange Act of 1934

         Date of Report (Date of earliest event reported) July 31, 2003

                                 MEDIFAST, INC.
             (Exact name of registrant as specified in its charter)

            Delaware                         000-23016              13-3714405
---------------------------------     ------------------------     -------------
  (State or other jurisdiction        (Commission File Number)     (IRS Employer
of incorporation or organization)                                    Ident. No.)

11445 Cronhill Drive, Owing Mills, Maryland                            21117
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 (Address of principal executive offices)                            (Zip Code)

        Registrant's telephone number, including area code (410)-581-8042

         --------------------------------------------------------------
         (Former name or former address, if changed since last report.)


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Item 5. Other Events

      The Medifast Annual Shareholder Meeting was held on July 25, 2003 at The American Stock Exchange. The Shareholders voted in favor of the classification of the Board of Directors into three classes consisting of Class I, Class II and Class III based on seniority and to amend the Company bylaws accordingly . The shareholders voted Bradley MacDonald (91%) and Donald Reilly (96%) into Class I, Scott Zion (96%) and Michael MacDonald (91%) into Class II, and Mary Travis (96%) and Michael J. McDevitt (96%) into Class III. Additionally, the shareholders approved the reappointment of Wooden & Benson, Chartered, as the Company's independent auditors for the fiscal year ending December 31, 2003.

      The Directors elected Mr. Bradley T. MacDonald as Chairman of the Board, CEO, Treasurer and Secretary, and Mr. Scott Zion as Assistant Secretary of the Corporation.

      The stockholders approved and the Directors amended the Company's 1993 stock option plan and increased the number of authorized stock options from one million (1,000,000) to one million two hundred fifty thousand (1,250,000) in order to provide incentives for employees, directors, and consultants performance.

                                   SIGNATURES

      Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                            MEDIFAST, INC.

Dated:  July 31, 2003

                                            /s/  Bradley T. MacDonald
                                            ------------------------------------
                                            Bradley T. MacDonald
                                            Chairman and Chief Executive Officer